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                                                                   EXHIBIT 4.4

[GRAPHIC]

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                             ----------------------

                WARRANT TO PURCHASE 74,000 SHARES OF COMMON STOCK

                                                                December 6, 1996

THIS CERTIFIES THAT, for value received, Lease Management Services, Inc., ("Holder") is entitled to subscribe for and purchase seventy-four thousand ($74,000) shares of the fully paid and nonassessable Common Stock ("the Shares") of Coulter Pharmaceutical, Inc., a Delaware corporation (the "Company"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

1. Warrant Price. The Warrant Price shall be the lower of (I) three and 25/100 dollars ($3.250) per share or (ii) price per share obtained by the Company in its next round of preferred stock financing in which the aggregate consideration received by the Company is at least $1,000,000 or in its initial public offering of its capital stock, which ever comes first.

2.  Conditions to Exercise.   The purchase right represented by this Warrant
may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the earlier of:

      (a) 5:00 P.M. California time on the sixth annual anniversary of this Warrant Agreement; or

      (b) the effective date of the merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to another corporation or other entity (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting, or purchasing corporation); provided that the Company shall notify the registered Holder of this Warrant of the proposed effective date of the merger, consolidation, or sale at least 30 days prior to the effectiveness thereof.

      In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph (b) hereof, the transaction does not close on approximately the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Paragraph 2.

3.   Method of Exercise; Payment; Issuance of Shares; Issuance of New
      Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this
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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 days after exercise of the Warrant.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

      X = Y (A-B)
          -------
          A

      Where X = the number of shares of Common Stock to be issued to Holder.

      Y     = the number of shares of Common Stock purchasable under this
              Warrant (at the date of such calculation).

      A     = the fair market value of one share of the Company's Common Stock
              (at the date of such calculation).

      B     = Warrant exercise price (as adjusted to the date of such
              calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company's Common Stock shall mean:

      (i) In the event of an Initial Public Offering, the per share Fair Market Value for the Common Stock shall be the Offering Price at which the underwriters sell Common Stock to the public; or

      (ii) The average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System ("NMS") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value; or

      (iii) If the Company shall be subject to a merger, acquisition or other consolidation in which the Company is not the surviving entity, pursuant to Section 2(b), the per share Fair Market Value for the Common Stock shall be the value received per share of Common Stock by all holders of the Common Stock as determined by the Board of Directors; or

      (iv) If the Common Stock is not publicly traded, the per share fair market value of the Common Stock shall be as determined in good faith by the Company's Board of


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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      Directors unless Holder elects to have such fair market value determined by an appraiser, which election must be made by Holder within ten (10) business days of the date the Company notifies Holder of the fair market value as determined by its Board of Directors. In the event of such an appraisal, the cost thereof shall be borne by the Holder unless such appraisal results in a fair market value in excess of 115% of that determined by the Company's Board of Directors, in which event the Company shall bear the cost of such appraisal.

      In the event of 3(c)(iii) or 3(c)(iv), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company's Common Stock. Such certification must be made to Holder at least thirty
      (30) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) and 3(c)(iv).

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before: the consummation of any consolidation or merger of the Company, or any sale or transfer of a majority of a company's assets pursuant to Section 2(b).

4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

(a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

      (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

      (ii) The Holder is acquiring the Warrant and the Shares of Common Stock issuable upon exercise of the Warrant (collectively the "Securities") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

      (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for less than three years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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      occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

      (iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a three-year minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

      (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(b) Legends. Each certificate representing the Securities shall be endorsed with the following legend:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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Warrant and the shares of Common Stock to be issued upon exercise, for investment purposes only and not with a view to any sale or distribution, or a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company must have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company's option, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

      As further condition to each transfer, the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

6. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

7.  Anti-Dilution Provisions, Adjustments Etc.

      7.1 Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time, effects a subdivision of, or combines, the outstanding shares of Common Stock, by stock split or stock dividend or by reverse stock split, respectively, then, and in each such event, the Warrant Price in effect immediately prior thereto shall immediately be proportionately decreased or increased, as the case may be, and the number of shares of Common Stock issuable at that time upon exercise of this warrant shall be proportionately increased or decreased, as the case may be.

      7.2 Adjustment for Recapitalization, Reclassification, or Exchange. If, at any time or from time to time, the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any other class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than as provided for elsewhere in this Section 7), then, and in each such event, the Holder shall have the right thereafter to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange, by holders of the number of shares of Common Stock with respect to which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

      7.3 Reorganization, Mergers, Consolidations or Transfer of Assets. If, at any time or from time to time, there is a capital reorganization of the Common Stock (other than as provided for elsewhere in this Section 7) or a merger or consolidation of the Company with or into another corporation, or a transfer of all or substantially all of the Company's assets to any other person, then, and in, and as a part of, each such event, provision shall be made so that the Holder shall thereafter be entitled to receive upon


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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      exercise of this Warrant the number of shares of stock or other securities or property of the Company, or, if applicable, of the resulting successor corporation, to which a holder of the number of shares of Common Stock issuable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation or transfer, all subject to further adjustment as provided herein, and in, and as a part of, each such event, in any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holder after the reorganization, merger, consolidation or transfer to the end that the provisions of this Section 7 (including adjustment of the Warrant Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

      7.4  Adjustments for Sales of Securities Below Warrant Price.

         7.4.1 If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the provisions of this Section
         7.4 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as provided elsewhere in this Section 7, for an Effective Price (as hereinafter defined) less than the Warrant Price, then, and in each such event, the Warrant Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of the business on the date next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Warrant Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue or sale of Additional Shares of Common Stock.

         7.4.2 For the purposes of making any adjustment required under this
         Section 7.4, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined by the Board of Directors of the Company in good faith as of the date of such issuance and sale, and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

         7.4.3 For the purpose of the adjustment required under this Section 7.4, if, at any time or from time to time after the date hereof, the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock of securities being hereinafter referred to as "Convertible Securities"), then, and in each such event, the Company shall be deemed to have issued at the time of the issuance of sale of such rights or options or Convertible Securities the maximum number of Additional


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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         Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to (i) the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus (ii) in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon the exercise or such options or rights, and, in the case Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised in full, the Warrant Price adjusted upon the issuance of such rights or options or Convertible Securities shall be readjusted to the Warrant Price or Prices which would have been in effect had an adjustment been required under this Section 7.4 and made on the basis that only the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such rights or options or conversion of such Convertible Securities were issued or sold, and such Additional Shares of Common Stock, if any, were issued or sold for (i) in the case of rights or options, the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, and (ii) in the case of Convertible Securities, the consideration received for issuing or selling all such Convertible Securities plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities.

         7.4.4 For the purpose of the adjustment required under this Section 7.4, if, at any time or from time to time after the date hereof, the Company issues or sells any rights or options for the purchase of, or convertible securities convertible into, Convertible Securities, then, and in each such event, the Company shall be deemed to have issued, at the time of the issuance or sale of such rights or options or such convertible securities, the maximum number of Additional Shares of Common Stock issuable upon conversion of all of the Convertible Securities covered by such rights or options or such convertible securities and to have received as Consideration for the issuance of such Additional Shares of Common Stock an amount equal to (i) the amount of consideration, if any, received by the Company for the issuance of such rights or options or such convertible securities, plus
         (ii) the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options (other than by cancellation of liabilities or obligations evidenced by such convertible securities), and plus (iii) the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price adjusted upon the issuance of such rights or options or such convertible securities shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or conversion of such convertible securities or upon the actual issuance of additional shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph 7.3 above with respect to the readjustment of the Warrant Price upon the expiration of rights or options or the rights of conversion of Convertible Securities


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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         shall apply mutatis mutandis to the rights or options, convertible securities and Convertible Securities referred to in this paragraph
         7.4.

         7.4.5 "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than Common Stock (and options and rights to acquire Common Stock) as may be issued to employees, officers, directors, consultants or other individuals performing services for the Company pursuant to any stock option, stock purchase or other equity incentive plan for employees or other persons performing services for the Company and which plan is approved by the Board of Directors. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this
         Section 7.4 into the aggregate consideration received or deemed to have been received by the Company for such issue or sale under this Section 7.4.

      7.5 Notices of Record Date. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (b) any capital reorganization of the Company, any reclassification, recapitalization or exchange of the capital stock of the Company, or any merger or consolidation of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least 10 days prior to the record date specified therein, a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend or distribution, (y) the date on which any such reorganization, recapitalization, reclassification, exchange, consolidation, merger, transfer, dissolution, liquidation or winding up is expected to become effective, and (z) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, recapitalization, reclassification, exchange, consolidation, merger, transfer, dissolution, liquidation or winding up.

      7.6 Reservation of Stock Issuable Upon Exercise. The Company at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and all other rights or options to purchase Common Stock, and to permit the conversion of all stock or other securities convertible into Common Stock, as may be outstanding from time to time. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

8. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this warrant as set forth in Section 18 hereof.


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LMSI/ Coulter Pharmaceutical, Inc. Warrant
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9. "Market Stand-Off" Agreement. Holder hereby agrees that for a period of up to
180 days following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on its behalf in an underwritten public offering, it will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donees or transferees who agree to be similarly bound) any of the Shares at any time during such period except common stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights enter into similar agreements.

10. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

11. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

13. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.  Miscellaneous.

      (a)   Issue Date.   The provisions of this Warrant shall be construed
      and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

      (b)   Successors.   This Warrant shall be binding upon any successors
      or assigns of the Company.

LMSI/ Coulter Pharmaceutical, Inc. Warrant
Page 10 of 10


      (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

      (d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

      (e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

17. No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.


            If to the Company:      Coulter Pharmaceutical, Inc.
                                    550 California Avenue
                                    Palo Alto, CA  94306
                                    Attn:______________________________

            If to the Holder:       Lease Management Services, Inc.
                                    2500 Sand Hill Road, Ste 101
                                    Menlo Park, CA 94025
                                    Attn:  Barbara B. Kaiser, EVP/GM

IN WITNESS WHEREOF, Coulter Pharmaceutical, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of December 6, 1996.

                                    COULTER PHARMACEUTICAL, INC.

                                    BY: /s/ William Harris
                                       ___________________________

                                    TITLE: Chief Financial Officer
                                          ________________________

[GRAPHIC]

                               NOTICE OF EXERCISE

TO:




1. The undersigned Warrantholder ("Holder") elects to acquire shares of the Common Stock of __________________ (the "Company"), pursuant to the terms of the Stock Purchase Warrant dated ______, 199_ (the "Warrant").

2.    The Holder exercises its rights under the Warrant as set forth below:

            (     )     The Holder elects to purchase ____________ shares of
                        Common Stock as provided in Section 3(a), (c) and tenders herewith a check in the amount of $_____________ as payment of the purchase price.

            (     )     The Holder elects to convert the purchase rights into
                        shares of Common Stock as provided in Section 3(b),
                        (c) of the Warrant.

3.    The Holder surrenders the Warrant with this Notice of Exercise.

4. The Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares.

5. Please issue a certificate representing the shares of Common Stock in the name of the Holder or in such other name as is specified below:

            Name:
            Address:




            Taxpayer I.D.:



                                    __________________________________
                                    (Holder)

                                    By:_______________________________

                                    Title:____________________________

                                    Date:_____________________________